UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2008

ALBANY INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16214 (Commission File Number)	14-0462060 (I.R.S. Employer Identification No.)

1373 Broadway, Albany, New York 12204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (518) 445-2200

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

Albany International Corp. (the “Company”) issued a news release on January 7, 2008 announcing plans to further reduce manufacturing capacity in North America. As announced, the Company intends to discontinue operations at its forming fabric manufacturing facility in Montgomery, Alabama. The plans are in response to the continuing consolidation within the paper industry in the U.S. and Canada and the need to balance the Company’s PMC manufacturing capacity in North America with anticipated paper mill demand.

Discussions with labor representatives are expected to begin shortly. Until they are concluded, the Company is unable reasonably to estimate the costs expected to be incurred in connection with these plans. The Company will disclose the amount, type and timing of these costs promptly after they are determined.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 News Release dated January 7, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.
By:	/s/ Michael C. Nahl Name: Michael C. Nahl Title: Executive Vice President and Chief Financial Officer

Date: January 8, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release dated January 7, 2008